Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Third Quarter Results

Overland Park, KS, Oct. 25, 2016 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported third quarter 2016 net income1 of $53.8 million, or $0.65 per diluted share, compared to net income of $33.7 million, or $0.41 per diluted share, during the prior quarter and net income of $48.1 million, or $0.58 per diluted share, during the third quarter of 2015. Operating income was $73.8 million during the current quarter and the operating margin was 24.3%, compared to $53.8 million and 16.8%, respectively, during the prior quarter and $109.0 million and 29.0%, respectively, during the same quarter in 2015.

The third quarter of 2016 included a curtailment gain of $8.5 million associated with an amendment to our post-retirement medical benefit plan that discontinues coverage for individuals who retire after December 31, 2016, a charge of $5.7 million for the impairment of an intangible asset related to a sub-advisory relationship, implementation costs of $1.3 million related to Project E and costs of $0.7 million related to the Department of Labor’s fiduciary rule. The second quarter of 2016 included charges related to severance, the accelerated amortization of deferred acquisition costs (“DAC”) and the implementation of Project E. A schedule of how each of these items impacted our financial statements can be found in the financial tables at the end of this release.

Business Discussion

Assets under management were $85 billion at September 30, 2016, declining less than 2% from the prior quarter. Outflows of $4.9 billion were partially offset by market appreciation of $3.5 billion. Despite improvement in investment performance year-to-date, sales volume remains weak.

The impact of our cost reduction initiative is becoming more visible. The current quarter included the full benefit of our recent workforce reductions, and we continue to carefully manage costs. Additionally, the amendment of our post-retirement medical benefit plan is expected to lower future medical claims costs.

“Our industry is undergoing a period of transformational change and we understand that in order to remain competitive our business needs to evolve,” said Philip J. Sanders, Chief Executive Officer of Waddell & Reed Financial, Inc. “While we have made progress in addressing the areas of our business that require attention, we realize a lot of work still remains to be done.”

Management Fee Revenue Analysis

Management fees declined 2% sequentially, while average assets under management declined 4%. Fees declined at a lesser rate than average assets under management due to an increase in the effective fee rate, which resulted from the combination of lower institutional assets and a mix-shift within the retail asset

1 Net income represents net income attributable to Waddell & Reed Financial, Inc.

base. Compared to the same quarter last year, management fees declined 21% due to a 24% decline in average assets under management, which was partly offset by a mix-shift within the asset base that increased the average fee rate.

Average assets under management were $87 billion during the current quarter, compared to $91 billion during the prior quarter and $115 billion during the third quarter of 2015.  The effective fee rate for the current quarter was 63.6 basis points compared to 62.4 basis points and 60.5 basis points during the second quarter of 2016 and third quarter of 2015, respectively.

Underwriting and Distribution Analysis

Underwriting and Distribution Revenues

Revenues declined 7% sequentially due in large part to a share class conversion in our retail broker-dealer channel. Revenues also declined due to lower asset-based Rule 12b-1 service and distribution fees in our retail unaffiliated channel resulting from the decline in asset levels. Compared to the same period last year, revenues declined 18% due to lower asset-based Rule 12b-1 fees in our retail unaffiliated channel as well as the impact of a share class conversion in our retail broker-dealer channel.

Underwriting and Distribution Costs

Direct costs declined 14% compared to the second quarter of 2016. Several items contributed to the decrease, including a charge recorded in the prior quarter for the accelerated amortization of DAC, a share-class conversion affecting our retail broker-dealer in July that reduced asset-based Rule 12b-1 service and distribution fee payouts to financial advisors, and lower Rule 12b-1 service and distribution fee payments in our retail unaffiliated channel. Indirect costs declined 19% due to charges for severance recorded during the prior period, a gain due to the amendment to our post-retirement medical plan during the current quarter, and to a lesser degree, lower compensation, incentive award and marketing costs during the current quarter.

Compared to the third quarter of 2015, costs declined 19%. Direct costs declined due to lower asset levels, which resulted in lower asset-based Rule 12b-1 service and distribution fees and to a lesser degree, lower sales commissions and lower wholesaler commissions. Indirect costs in our retail broker-dealer declined primarily as a result of the gain due to the amendment to our post-retirement medical plan, which was partly offset by higher costs associated with the implementation of Project E.

Compensation and Related Expense Analysis

Costs declined 31% sequentially, with the majority of the change due to a severance charge recorded in the previous quarter and a gain due to the amendment of our post-retirement medical benefit plan during the current quarter. The remainder of the decrease was due to lower salaries and benefits due to workforce reductions. Compared to the same period in 2015, the 13% decline is due to a combination of the gain resulting from the amendment of our post-retirement medical plan and lower headcount.

General and Administrative Expense Analysis

Costs rose 21% compared to the prior quarter due in part to the planned transition to contractor labor in our IT department and higher costs related to our preparation for the implementation of the Department of Labor’s new fiduciary rule. Compared to the same quarter in 2015, costs declined 9% due to lower dealer service costs, and to a lesser degree, a decline in advertising costs.

Investment and Other Income

Compared to the second quarter of 2016, investment and other income rose due to a combination of realized gains across our trading portfolios, available for sale securities and our sponsored funds. Last year’s third quarter included sizable losses on investments compared to gains in the current year from the sale of available for sale securities and net mark-to-market gains from our investments in sponsored funds.

Unaudited Consolidated Statement of Income

(Amounts in thousands, except for per share data)

	2015				2016
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Operating Revenues:
Investment management fees	$182,105	$185,914	$175,218	$166,325	$144,778	$140,880	$138,745
Underwriting and distribution fees	166,978	171,508	165,130	160,382	146,658	146,312	135,778
Shareholder service fees	36,375	36,568	35,761	34,367	32,380	32,016	28,563
Total operating revenues	385,458	393,990	376,109	361,074	323,816	319,208	303,086
Operating Expenses:
Underwriting and distribution	195,420	195,762	189,065	189,534	173,836	181,245	152,999
Compensation and related costs	53,495	52,829	46,157	48,271	52,940	58,341	40,214
General and administrative	25,678	27,897	25,458	26,033	19,152	19,276	23,280
Subadvisory fees	2,387	2,394	2,305	2,048	2,093	2,325	2,566
Depreciation	4,034	4,064	4,117	3,831	4,362	4,260	4,541
Goodwill impairment	—	—	—	—	—	—	5,700
Total operating expenses	281,014	282,946	267,102	269,717	252,383	265,447	229,300
Operating Income	104,444	111,044	109,007	91,357	71,433	53,761	73,786
Investment and other income/(loss)	3,972	9	(16,872)	7,647	(10,218)	687	7,878
Interest expense	(2,766)	(2,765)	(2,765)	(2,772)	(2,768)	(2,776)	(2,792)
Income before taxes	105,650	108,288	89,370	96,232	58,447	51,672	78,872
Provision for taxes	38,537	40,843	41,312	33,312	20,978	18,101	24,067
Net Income	$67,113	$67,445	$48,058	$62,920	$37,469	$33,571	$54,805
Noncontrolling interests	—	—	—	—	501	(124)	978
Net Income Attributable to Waddell & Reed Financial, Inc.	$67,113	$67,445	$48,058	$62,920	$36,968	$33,695	$53,827
Net income per share, basic and diluted:	0.80	0.80	0.58	0.76	0.45	0.41	0.65
Weighted average shares outstanding - basic and diluted	83,581	84,079	83,469	82,873	82,104	82,947	82,834
Operating margin	27.1%	28.2%	29.0%	25.3%	22.1%	16.8%	24.3%

Net Distribution Cost Analysis

(Amounts in thousands)

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Retail Unaffiliated Distribution[1]
U&D Revenues	$52,142	$51,768	$47,040	$43,091	$35,923	$32,510	$29,991
U&D Expenses - Direct	(68,595)	(66,947)	(62,117)	(57,119)	(46,846)	(42,452)	(39,489)
U&D Expenses - Indirect	(14,029)	(13,972)	(13,329)	(14,614)	(13,349)	(14,939)	(10,643)
Net Distribution (Costs)	$(30,482)	$(29,151)	$(28,406)	$(28,642)	$(24,272)	$(24,881)	$(20,141)

Retail Broker-Dealer[2]
U&D Revenues	$114,836	$119,740	$118,090	$117,291	$110,735	$113,802	$105,787
U&D Expenses - Direct	(82,022)	(85,177)	(84,420)	(83,413)	(80,277)	(87,740)	(72,276)
U&D Expenses - Indirect	(30,774)	(29,666)	(29,199)	(34,388)	(33,364)	(36,114)	(30,591)
Net Distribution Excess/(Costs)	$2,040	$4,897	$4,471	$(510)	$(2,906)	$(10,052)	$2,920

1 Retail Unaffiliated Distribution was previously referred to as the “Wholesale channel”

2 Retail Broker-Dealer was previously referred to as the “Advisors channel”

Changes in Assets Under Management

(Amounts in millions)

	2015				2016
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Retail Unaffiliated Distribution
Beginning assets	$60,335	$59,412	$57,545	$49,320	$45,641	$38,623	$35,197
Sales*	3,870	3,239	2,768	2,341	2,144	1,526	1,320
Redemptions	(6,259)	(4,558)	(5,569)	(7,300)	(7,680)	(5,543)	(4,824)
Net Exchanges	224	144	265	176	158	127	161
Net flows	(2,165)	(1,175)	(2,536)	(4,783)	(5,378)	(3,890)	(3,343)
Market action	1,242	(692)	(5,689)	1,104	(1,640)	464	1,436
Ending assets	$59,412	$57,545	$49,320	$45,641	$38,623	$35,197	$33,290

Retail Broker-Dealer
Beginning assets	$45,517	$46,385	$45,947	$42,215	$43,344	$42,142	$42,261
Sales*	1,270	1,347	1,238	1,218	1,068	1,094	1,024
Redemptions	(1,279)	(1,279)	(1,242)	(1,245)	(1,197)	(1,329)	(1,542)
Net Exchanges	(224)	(144)	(265)	(176)	(172)	(163)	(194)
Net flows	(233)	(76)	(269)	(203)	(301)	(398)	(712)
Market action	1,101	(362)	(3,463)	1,332	(901)	517	1,621
Ending assets	$46,385	$45,947	$42,215	$43,344	$42,142	$42,261	$43,170

Institutional
Beginning assets	$17,798	$17,097	$17,214	$14,657	$15,414	$14,426	$8,993
Sales*	300	1,203	465	773	453	190	180
Redemptions	(1,460)	(1,003)	(1,817)	(799)	(1,068)	(5,699)	(1,051)
Net Exchanges	—	—	—	—	14	36	33
Net flows	(1,160)	200	(1,352)	(26)	(601)	(5,473)	(838)
Market action	459	(83)	(1,205)	783	(387)	40	440
Ending assets	$17,097	$17,214	$14,657	$15,414	$14,426	$8,993	$8,595

Consolidated Total
Beginning assets	$123,650	$122,894	$120,706	$106,192	$104,399	$95,191	$86,451
Sales*	5,440	5,789	4,471	4,332	3,665	2,810	2,524
Redemptions	(8,998)	(6,840)	(8,628)	(9,344)	(9,945)	(12,571)	(7,417)
Net Exchanges	—	—	—	—	—	—	—
Net flows	(3,558)	(1,051)	(4,157)	(5,012)	(6,280)	(9,761)	(4,893)
Market action	2,802	(1,137)	(10,357)	3,219	(2,928)	1,021	3,497
Ending assets	$122,894	$120,706	$106,192	$104,399	$95,191	$86,451	$85,055

* Sales is primarily gross sales (net of sales commissions).  This amount also includes net reinvested dividends & capital gains and investment income.

Supplemental Information

Asset Manager	2015				2016
(S in millions)	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Retail Unaffiliated Distribution
AUM	$59,412	$57,545	$49,320	$45,641	$38,623	$35,197	$33,290
Net flows	$(2,165)	$(1,175)	$(2,536)	$(4,783)	$(5,378)	$(3,890)	$(3,343)
Organic growth	-14.4%	-7.9%	-17.6%	-38.8%	-47.1%	-40.3%	-38.0%
Redemption Rate	42.9%	31.0%	41.2%	59.3%	77.7%	61.3%	56.2%
Retail Broker-Dealer
AUM	$46,385	$45,947	$42,215	$43,344	$42,142	$42,261	$43,170
Net flows	$(233)	$(76)	$(269)	$(203)	$(301)	$(398)	$(712)
Organic growth	-2.0%	-0.7%	-2.3%	-1.9%	-2.8%	-3.8%	-6.7%
Redemption Rate	9.0%	9.0%	8.9%	9.3%	9.3%	10.5%	12.1%
Institutional
AUM	$17,097	$17,214	$14,657	$15,414	$14,426	$8,993	$8,595
Net flows	$(1,160)	$200	$(1,352)	$(26)	$(601)	$(5,473)	$(838)
Organic growth	-26.1%	4.7%	-31.4%	-0.7%	-15.6%	-151.8%	-37.3%
Redemption Rate	33.7%	23.2%	45.4%	20.5%	29.9%	198.9%	46.4%

	1 Year	3 Years	5 Years
Fund Rankings
Lipper
Funds ranked in top half	36%	38%	42%
Assets ranked in top half	28%	28%	46%
MorningStar
Funds with 4/5 stars	18%	9%	10%
Assets with 4/5 stars	15%	5%	5%

	2015				2016
Broker-Dealer	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
AUA* (in billions)	$53.7	$53.6	$49.4	$51.0	$49.9	$50.5	$52.1
AUA* fee based accounts (in billions)	$18.0	$18.3	$17.0	$17.6	$17.4	$17.8	$18.5
# Advisors	1,745	1,780	1,795	1,819	1,803	1,799	1,796
Advisor productivity (in thousands)	$65.9	$67.9	$66.3	$64.9	$61.3	$63.1	$59.0
U&D revenues (in thousands)	$114,836	$119,740	$118,090	$117,291	$110,735	$113,802	$105,787

* AUA represent Assets Under Administration

Unaudited Balance Sheet Information

Schedule of Selected Items

(Amounts in millions)	Sept. 30, 2016
Cash & cash equivalents (unrestricted)	$529.8
Investment securities	319.2
Total assets	1,398.6
Long-term debt	189.6
Total liabilities	542.8
Redeemable noncontrolling interests	10.4
Stockholders’ equity	845.4

Shares outstanding	82.8	million shares

	Quarter ended	Year-to-Date
($ in thousands)	Sept. 30, 2016	Sept. 30, 2016
Shares repurchased
Number of shares	28,537	2,230,034
Total cost	$522	$47,984

Dividend paid
Rate per share	$0.46	$1.38
Total paid	$38,120	$114,736

Capital returned to stockholders	$38,642	$162,720

Unaudited Supplemental Information

In addition to reporting results in accordance with U.S. generally accepted accounting principles (“GAAP”), management believes adjusting results to exclude certain items provides investors with financial measures that better reflect the company’s core operating performance and allow for more appropriate comparisons to prior periods.  However, non-GAAP financial measures should not be considered a substitute for performance measures calculated in accordance with GAAP.

Adjusted Results

Reconciliation to GAAP

	GAAP		Adjusted	GAAP		Adjusted
(Amounts in thousands, except for per share data)	3Q 16	Adj.	3Q 16	2Q 16	Adj.	2Q 16
Operating Revenues:
Investment management fees	$138,745	—	$138,745	$140,880	—	$140,880
Underwriting and distribution fees	135,778	—	135,778	146,312	—	146,312
Shareholder service fees	28,563	—	28,563	32,016	—	32,016
Total operating revenues	303,086	—	303,086	319,208	—	319,208
Operating Expenses:
Underwriting and distribution	152,999	3,470	156,469	181,245	(14,285)	166,960
Compensation and related costs	40,214	3,752	43,966	58,341	(9,818)	48,523
General and administrative	23,280	(662)	22,618	19,276	—	19,276
Subadvisory fees	2,566	—	2,566	2,325	—	2,325
Depreciation	4,541	—	4,541	4,260	—	4,260
Goodwill impairment	5,700	(5,700)	—	—	—	—
Total operating expenses	229,300	860	230,160	265,447	(24,103)	241,344
Operating Income	73,786	860	72,926	53,761	(24,103)	77,864
Investment and other income/(loss)	7,878	—	7,878	687	—	687
Interest expense	(2,792)	—	(2,792)	(2,776)	—	(2,776)
Income before taxes	78,872	860	78,012	51,672	(24,103)	75,775
Provision for taxes	24,067	(316)	23,751	18,101	8,937	27,038
Net Income	$54,805	544	$54,261	$33,571	(15,166)	$48,737
Noncontrolling interests	978	—	978	(124)	—	(124)
Net Income Attributable to Waddell & Reed Financial, Inc.	$53,827	544	$53,283	$33,695	(15,166)	$48,861
Net income per share, basic and diluted:	0.65	0.01	0.64	0.41	(0.18)	0.59
Weighted average shares outstanding - basic and diluted	82,834	82,834	82,834	82,947	82,947	82,947

Adjustments during the third quarter were:

•                  $8.5 million related to a curtailment gain ($4.7 million in U&D indirect and $3.8 million in compensation);

•                  $5.7 million charge related to the impairment of an intangible asset;

•                  $1.3 million charge related to the implementation of Project E to U&D indirect costs; and

•                  $0.7 million charge related to DOL preparation to G&A costs.

Adjustments during the second quarter were:

•                  $7.1 million for severance and related charges to U&D indirect costs (unaffiliated distribution $2.2 million; broker-dealer $4.9 million);

•                  $9.8 million for severance and related charges to compensation and related costs;

•                  $5.9 million related to the accelerated amortization of DAC to U&D direct costs (broker-dealer) due to a share class conversion; and

•                  $1.3 million related to costs associated with the implementation of technology to Project E to U&D indirect costs (broker-dealer).

Unaudited Consolidated Statement of Income

	Nine Months Ended
(Amounts in thousands, except for per share data)	Sep-15	Sep-16	% Change
Operating Revenues:
Investment management fees	$543,237	$424,403	-21.9%
Underwriting and distribution fees	503,616	428,748	-14.9%
Shareholder service fees	108,704	92,959	-14.5%
Total operating revenues	1,155,557	946,110	-18.1%
Operating Expenses:
Underwriting and distribution	580,247	508,080	-12.4%
Compensation and related costs	152,481	151,495	-0.6%
General and administrative	79,033	61,708	-21.9%
Subadvisory fees	7,086	6,984	-1.4%
Depreciation	12,215	13,163	7.8%
Goodwill impairment	—	5,700
Total operating expenses	831,062	747,130	-10.1%
Operating Income	324,495	198,980	-38.7%
Investment and other income	(12,891)	(1,653)	-87.2%
Interest expense	(8,296)	(8,336)	0.5%
Income before taxes	303,308	188,991	-37.7%
Provision for taxes	120,692	63,146	-47.7%
Net Income	$182,616	$125,845	-31.1%
Noncontrolling interests	—	1,355	N/A
Net Income Attributable to Waddell & Reed Financial, Inc.	$182,616	$124,490	-31.8%
Net income per share, basic and diluted	2.18	1.51	-30.9%
Weighted average shares outstanding - basic and diluted	83,709	82,629
Operating margin	28.1%	21.0%

Net Distribution Cost Analysis

	Nine Months Ended
(Amounts in thousands)	Sep-15	Sep-16	% Change
Retail Unaffiliated Distribution[1]
U&D Revenues	$150,950	$98,424	-34.8%
U&D Expenses - Direct	(197,659)	(128,787)	-34.8%
U&D Expenses - Indirect	(41,330)	(38,931)	-5.8%
Net Distribution (Costs)	$(88,039)	$(69,294)	-21.3%

Retail Broker-Dealer[2]
U&D Revenues	$352,666	$330,324	-6.3%
U&D Expenses - Direct	(251,619)	(240,293)	-4.5%
U&D Expenses - Indirect	(89,639)	(100,069)	11.6%
Net Distribution Excess/(Costs)	$11,408	$(10,038)	-188.0%

1 Retail Unaffiliated Distribution was previously referred to as the “Wholesale channel”

2 Retail Broker-Dealer was previously referred to as the “Advisors channel”

Changes in Assets Under Management

(Amounts in millions)

	Nine Months Ended
	Sep-15	Sep-16	% Change
Retail Unaffiliated Distribution
Beginning assets	$60,335	$45,641	-24.4%
Sales*	9,877	4,990	-49.5%
Redemptions	(16,386)	(18,047)	10.1%
Net Exchanges	633	446	N/M
Net flows	(5,876)	(12,611)	114.6%
Market action	(5,139)	260	-105.1%
Ending assets	$49,320	$33,290	-32.5%

Retail Broker-Dealer
Beginning assets	$45,517	$43,344	-4.8%
Sales*	3,856	3,186	-17.4%
Redemptions	(3,800)	(4,068)	7.1%
Net Exchanges	(633)	(529)	N/M
Net flows	(577)	(1,411)	144.5%
Market action	(2,725)	1,237	-145.4%
Ending assets	$42,215	$43,170	2.3%

Institutional Channel
Beginning assets	$17,798	$15,414	-13.4%
Sales*	1,968	823	-58.2%
Redemptions	(4,280)	(7,818)	82.7%
Net Exchanges	0	83	N/M
Net flows	(2,312)	(6,912)	199.0%
Market action	(829)	93	-111.2%
Ending assets	$14,657	$8,595	-41.4%

Consolidated Total
Beginning assets	$123,650	$104,399	-15.6%
Sales*	15,701	8,999	-42.7%
Redemptions	(24,466)	(29,933)	22.3%
Net Exchanges	—	—	N/M
Net flows	(8,765)	(20,934)	138.8%
Market action	(8,693)	1,590	-118.3%
Ending assets	$106,192	$85,055	-19.9%

* Sales is primarily gross sales (net of sales commissions).  This amount also includes net reinvested dividends & capital gains and investment income.

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today at 10:00 a.m. Eastern.  During this call, Philip J. Sanders, CEO and CIO, will review our quarterly results.  Live access to the teleconference will be available on the “Investor Relations” section of our Web site at www.waddell.com.  A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web Site Resources

We invite you to visit the Investor Relations section of our Web site at www.waddell.com. Under the “Investor Info” tab you will find a link to presentations as well as to data tables which include supplemental information schedules.

Contacts

Investor Contact:

Nicole Russell, VP, Investor Relations, (913) 236-1880, nrussell@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the retail unaffiliated distribution channel (encompassing broker/dealer, retirement, and registered investment advisors), our retail broker-dealer channel (our network of financial advisors), and our Institutional channel (including defined benefit plans, pension plans and endowments, and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States and internationally. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and InvestEd Portfolios, while Ivy Investment Management Company serves as investment advisor to Ivy Funds and investment advisor and global distributor to the Ivy Global Investors SICAV, an umbrella UCITS fund range domiciled in Luxembourg. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and InvestEd Portfolios, while Ivy Distributors, Inc. serves as principal underwriter and distributor to Ivy Funds.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general. These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below. If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected. Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015, which include, without limitation:

•                  The loss of existing distribution channels or inability to access new distribution channels;

•                  A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                  The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                  The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                  A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•                  The ability of mutual fund and other investors to redeem their investments without prior notice or on short notice;

•                  Our inability to reduce expenses rapidly enough to align with declines in our revenues, the level of our assets under management or our business environment.

•                  Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                  Our inability to attract and retain senior executive management and other key personnel to conduct our broker-dealer, fund management and investment advisory business;

•                  A failure in, or breach of, our operational or security systems or our technology infrastructure, or those of third parties on which we rely; and

•                  Our inability to implement new information technology and systems, or our inability to complete such implementation in a timely or cost effective manner.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2015 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2016. All forward-looking statements speak only as of the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.